Exhibit 99.1

Valero Energy Corporation Reports

Third Quarter Earnings

Ninth Consecutive Quarter of Record Results

SAN ANTONIO, October 31, 2005 — Valero Energy Corporation (NYSE: VLO) today reported net income for the third quarter of 2005 of $1.3 billion, or $4.37 per share, compared to $434 million, or $1.57 per share, for the same period last year.  The third quarter 2005 results exclude a $621 million pre-tax LIFO charge to cost of goods sold related to the difference between the fair market value of the inventories acquired from Premcor Inc. on September 1, 2005 and Valero’s recorded amounts under LIFO accounting attributable to those inventories.  Including this special non-cash item, net income for the third quarter of 2005 was $862 million, or $2.94 per share.

For the nine months ended September 30, 2005, Valero’s net income was $2.7 billion, or $9.42 per share, versus $1.3 billion, or $4.78 per share, for the nine months ended September 30, 2004.  Including the LIFO charge discussed above, the company’s net income for the nine months ended September 30, 2005 was $2.2 billion, or $7.92 per share.  The company’s debt-to-capitalization ratio, net of cash, was 29.1 percent as of September 30, 2005, compared to 30.7 percent as of December 31, 2004.

Excluding the LIFO charge, third quarter operating income for the company’s refining segment was $2.1 billion, compared to $760 million for the same period last year.  The significant increase in operating income was primarily due to the sharp rise in refined product margins as well as widening sour crude oil discounts.  The company also benefited from the addition of the four former Premcor Inc. refineries, which contributed approximately $330 million to operating income in September.

“This was a challenging quarter for Valero in so many ways given the hurricanes on the Gulf Coast and the addition of four new refineries to our system, but our employees did an outstanding job meeting these challenges,” said Bill Greehey, Valero’s Chairman of the Board and Chief Executive Officer.  “In particular, the efforts of our employees at the St. Charles and Port Arthur refineries were nothing short of heroic in restoring our operations in record time and helping their communities recover from these devastating storms.

“The impact of these hurricanes reflects what we’ve been saying for years - that refining capacity has gotten tighter, not just in the U.S., but globally.  Anytime there is a major disruption, margins are likely to spike.  Just as they did shortly after Hurricanes Katrina and Rita, pump prices spiked up, but then came down.  We believe that the impact of these hurricanes on pump prices will soon be behind us.  As more refineries come back on-line, pump prices should continue to fall and that is good for both refined product demand and the economy,” said Greehey.

“Looking at the remainder of the fourth quarter, the outlook is outstanding.  Gulf Coast gasoline margins based on the forward curve for November and December are trading around $4.00 per barrel and heating oil margins are around $17.00 per barrel.  As for sour crude discounts, they have continued to widen from what were already impressive levels.  For example, Maya crude oil discounts are currently at around $15.00 per barrel and are expected to widen further, just as they did at the end of last year.  And, the fourth quarter will be our first full quarter with the contribution of the Premcor assets.  As we have begun to integrate these refineries into our system, we have been very impressed by the quality of the workforce as well as the assets.  Despite the 3 week outage at the Port Arthur refinery during October, we expect that the fourth quarter will demonstrate how strongly accretive to our earnings the acquisition will be going forward.  Given all these positive factors, it’s clear that the current First Call consensus estimate of $3.67 per share for the fourth quarter is significantly too low.  In fact, we estimate that in October alone we will earn around $2.30 per share.

“With respect to next year, the industry is facing the implementation of the Tier II low-sulfur fuels standards, the removal of MTBE from the gasoline pool and the likelihood of low inventories headed into the year.  The futures market is already reflecting these challenges and if you look at the forward curve, refined product margins for next year are currently trading at higher levels than they are for this year.  So, when you consider the strong market fundamentals,  a full-year contribution of the Premcor assets, and the additional 100,000 barrels per day of capacity coming on-line in our refining system next year from our strategic projects, you can see why we believe that 2006 will be another record-setting year for Valero,” he said.

Valero’s senior management will hold a conference call at 10:00 a.m. ET (9:00 a.m. CT) today, to discuss this earnings release and provide an update on company operations.  A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and expected annual revenue of more than $75 billion.  The company owns and operates 18 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.3 million barrels per day, making it the largest refiner in North America.  Valero is also one of the nation’s largest retail operators with more than 4,700 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon.  Please visit www.valero.com for more information.

Statements contained in this press release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements.  It is important to note that actual results could differ materially from those projected in such forward-looking statements.  For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the proxy statement/prospectus dated July 13, 2005 regarding the merger of Valero and Premcor, and the amended Form S-4 Registration Statement filed with the Securities and Exchange Commission (as the same may be supplemented or amended).  Also see both companies’ reports, including annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the Valero web site at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005 (1)	2004	2005 (1)	2004
STATEMENT OF INCOME DATA: (See note below)
Operating Revenues (including $2,263, $1,330, $5,083 and $3,489, respectively, related to buy/sell arrangements) (2) (3)	$23,283	$14,339	$56,268	$39,228

Costs and Expenses:
Cost of Sales (2)	20,017	12,683	48,768	34,260
Refining Operating Expenses	772	529	1,938	1,553
Retail Selling Expenses	201	177	561	518
General and Administrative Expenses	129	87	303	263
Depreciation and Amortization Expense	232	164	615	464
Total Costs and Expenses	21,351	13,640	52,185	37,058

Operating Income	1,932	699	4,083	2,170

Equity in Earnings of Valero L.P.	13	10	32	29

Other Income (Expense), Net	11	7	(4)	4

Interest and Debt Expense:
Incurred	(85)	(73)	(230)	(222)
Capitalized	18	10	39	27

Income Before Income Tax Expense	1,889	653	3,920	2,008

Income Tax Expense	605	219	1,255	693

Net Income	1,284	434	2,665	1,315

Preferred Stock Dividends	4	3	12	9

Net Income Applicable to Common Stock	$1,280	$431	$2,653	$1,306

Earnings per Common Share	$4.65	$1.69	$10.10	$5.13

Weighted Average Common Shares Outstanding (in millions)	276	256	263	255

Earnings per Common Share - Assuming Dilution	$4.37	$1.57	$9.42	$4.78

Weighted Average Common Equivalent Shares Outstanding (in millions)	294	276	283	275

	September 30,	December 31,
	2005	2004
BALANCE SHEET DATA:
Cash	$737	$864

Total Debt	$6,388	$4,313

Debt-to-Capitalization Ratio (net of cash) (4)	29.1%	30.7%

Note:                   The statement of income information reflected above excludes the effect of a $621 million pre-tax LIFO charge in the third quarter of 2005 primarily related to the difference between the fair market value of the acquired Premcor inventories on September 1, 2005 and Valero’s recorded amounts under LIFO accounting attributable to those inventories.  This special non-cash charge will be included in cost of sales in the Company’s financial statements prepared in accordance with generally accepted accounting principles, resulting in earnings per common share and earnings per common share assuming dilution of $3.11 and $2.94, respectively, for the third quarter of 2005 and $8.49 and $7.92, respectively, for the nine months ended September 30, 2005.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005 (1)	2004	2005 (1)	2004
Operating Income (Loss) by Business Segment:
Refining	$2,063	$760	$4,360	$2,341
Retail:
U.S.	5	22	21	56
Northeast	16	14	57	66
Total Retail	21	36	78	122
Total Before Corporate	2,084	796	4,438	2,463
Corporate	(152)	(97)	(355)	(293)
Total	$1,932	$699	$4,083	$2,170

Depreciation and Amortization by Business Segment:
Refining	$187	$140	$504	$392
Retail:
U.S.	16	8	42	26
Northeast	6	6	17	16
Total Retail	22	14	59	42
Total Before Corporate	209	154	563	434
Corporate	23	10	52	30
Total	$232	$164	$615	$464

Operating Highlights:
Refining:
Throughput Margin per Barrel	$13.43	$6.92	$10.80	$7.31

Operating Costs per Barrel:
Refining Operating Expenses	$3.43	$2.56	$3.08	$2.65
Depreciation and Amortization	0.83	0.68	0.80	0.67
Total Operating Costs per Barrel	$4.26	$3.24	$3.88	$3.32

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	484	508	495	472
Medium/Light Sour Crude	579	635	582	564
Acidic Sweet Crude	125	89	112	100
Sweet Crude	668	507	591	534
Residuals	248	176	183	127
Other Feedstocks	114	114	124	133
Total Feedstocks	2,218	2,029	2,087	1,930
Blendstocks and Other	227	214	220	208
Total Throughput Volumes	2,445	2,243	2,307	2,138

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,165	1,050	1,086	1,036
Distillates	741	674	697	638
Petrochemicals	66	71	67	70
Other Products (5)	464	455	459	402
Total Yields	2,436	2,250	2,309	2,146

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005 (1)	2004	2005 (1)	2004
Refining Operating Highlights by Region: (6)
Gulf Coast: (7)
Operating Income	$1,163	$488	$2,616	$1,337

Throughput Volumes (Mbbls per Day) (8)	1,328	1,273	1,289	1,185

Throughput Margin per Barrel	$13.82	$7.34	$11.17	$7.40

Operating Costs per Barrel:
Refining Operating Expenses	$3.52	$2.54	$3.01	$2.65
Depreciation and Amortization	0.77	0.63	0.72	0.64
Total Operating Costs per Barrel	$4.29	$3.17	$3.73	$3.29

Mid-Continent: (9)
Operating Income	$345	$37	$492	$212

Throughput Volumes (Mbbls per Day) (8)	352	291	302	292

Throughput Margin per Barrel	$14.85	$4.77	$9.93	$5.88

Operating Costs per Barrel:
Refining Operating Expenses	$3.39	$2.71	$3.27	$2.65
Depreciation and Amortization	0.80	0.64	0.70	0.58
Total Operating Costs per Barrel	$4.19	$3.35	$3.97	$3.23

Northeast:
Operating Income	$279	$100	$501	$358

Throughput Volumes (Mbbls per Day) (8)	451	381	406	377

Throughput Margin per Barrel	$10.27	$5.33	$7.88	$5.92

Operating Costs per Barrel:
Refining Operating Expenses	$2.79	$1.89	$2.58	$1.87
Depreciation and Amortization	0.76	0.59	0.79	0.58
Total Operating Costs per Barrel	$3.55	$2.48	$3.37	$2.45

West Coast:
Operating Income	$276	$135	$751	$434

Throughput Volumes (Mbbls per Day)	314	298	310	284

Throughput Margin per Barrel	$14.78	$9.29	$13.94	$10.25

Operating Costs per Barrel:
Refining Operating Expenses	$4.00	$3.40	$3.81	$3.69
Depreciation and Amortization	1.22	1.00	1.24	1.00
Total Operating Costs per Barrel	$5.22	$4.40	$5.05	$4.69

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005 (1)	2004	2005 (1)	2004
Retail - U.S.:
Company - Operated Fuel Sites (Average)	1,029	1,103	1,029	1,123
Fuel Volumes (Gallons per Day per Site)	4,966	4,787	4,862	4,640
Fuel Margin per Gallon	$0.121	$0.128	$0.118	$0.128
Merchandise Sales	$250	$247	$710	$705
Merchandise Margin (Percentage of Sales)	30.1%	27.8%	29.7%	28.3%
Margin on Miscellaneous Sales	$33	$25	$91	$73
Selling Expenses	$145	$127	$400	$374

Retail - Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,122	3,148	3,192	3,234
Fuel Margin per Gallon	$0.206	$0.190	$0.210	$0.209
Merchandise Sales	$42	$38	$112	$103
Merchandise Margin (Percentage of Sales)	25.0%	23.9%	25.4%	24.1%
Margin on Miscellaneous Sales	$8	$7	$23	$17
Selling Expenses	$56	$50	$161	$144

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$63.05	$43.82	$55.26	$39.13
WTI Less Sour Crude Oil (10)	$5.26	$4.95	$6.68	$4.54
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$2.26	$2.06	$3.36	$1.49
WTI less Maya Crude Oil	$15.46	$11.65	$15.20	$9.91

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$19.38	$7.24	$11.63	$9.47
No. 2 Fuel Oil Less WTI	$13.48	$4.42	$10.15	$2.89
Propylene Less WTI	$(4.95)	$4.44	$6.61	$7.76
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$17.41	$8.18	$11.70	$10.29
Low-Sulfur Diesel Less WTI	$16.35	$7.89	$13.09	$6.07
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$15.98	$7.83	$9.60	$9.62
No. 2 Fuel Oil Less WTI	$12.47	$5.29	$10.80	$4.01
Lube Oils Less WTI	$32.32	$21.40	$29.74	$23.27
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$25.54	$18.84	$22.04	$20.44
Low-Sulfur Diesel Less ANS	$24.56	$15.77	$20.94	$14.90

(1)          The information presented for the three months and nine months ended September 30, 2005 includes the operations related to the acquisition of Premcor Inc. commencing on September 1, 2005.  As indicated in the Note on the first page of this earnings release, the statement of income information presented herein excludes the effect of a $621 million pre-tax LIFO charge for the three months and nine months ended September 30, 2005.  The following provides a reconciliation of the statement of income data excluding the LIFO charge to the statement of income data including the LIFO charge for each of the captions affected as required in accordance with generally accepted accounting principles (GAAP).

	Three Months Ended September 30, 2005			Nine Months Ended September 30, 2005
	Amounts as Presented	LIFO Effect	Amounts in Accordance with GAAP	Amounts as Presented	LIFO Effect	Amounts in Accordance with GAAP

Cost of Sales	$20,017	$621	$20,638	$48,768	$621	$49,389

Total Costs and Expenses	21,351	621	21,972	52,185	621	52,806

Operating Income	1,932	(621)	1,311	4,083	(621)	3,462

Income Before Income Tax Expense	1,889	(621)	1,268	3,920	(621)	3,299

Income Tax Expense	605	(199)	406	1,255	(199)	1,056

Net Income	1,284	(422)	862	2,665	(422)	2,243

Net Income Applicable to Common Stock	1,280	(422)	858	2,653	(422)	2,231

Earnings per Common Share	4.65	(1.54)	3.11	10.10	(1.61)	8.49

Earnings per Common Share - Assuming Dilution	4.37	(1.43)	2.94	9.42	(1.50)	7.92

(2)          Valero Energy Corporation’s buy/sell arrangements involve linked purchases and sales related to crude oil contracts entered into to address location, quality or grade requirements. Included in cost of sales are amounts which approximate the revenues resulting from these transactions.

(3)          Includes excise taxes on sales by Valero’s U.S. retail system of $210 and $215 for the three months ended September 30, 2005 and 2004, respectively, and $611 and $631 for the nine months ended September 30, 2005 and 2004, respectively.

(4)          The following is a reconciliation of the debt-to-capitalization ratio.  This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	September 30,	December 31,
	2005	2004
Debt:
Debt, including current maturities and capital lease obligations, per the balance sheet	$6,388	$4,313
Less: Cash and temporary cash investments	(737)	(864)
Total debt (net of cash)	5,651	3,449

Stockholders’ equity	13,794	7,798
Total capitalization	$19,445	$11,247

Debt-to-capitalization ratio (net of cash)	29.1%	30.7%

(5)          Primarily includes gas oils, No. 6 fuel oil, petroleum coke and asphalt.

(6)          The regions depicted herein contain the following refineries subsequent to the Premcor acquisition: Gulf Coast- Corpus Christi East and West Refineries, Texas City Refinery, Houston Refinery, Three Rivers Refinery, Krotz Springs Refinery, St. Charles Refinery, Aruba Refinery and Port Arthur Refinery; Mid-Continent- McKee Refinery, Ardmore Refinery, Memphis Refinery and Lima Refinery; Northeast- Quebec Refinery, Paulsboro Refinery and Delaware City Refinery; and West Coast- Benicia Refinery and Wilmington Refinery. The Mid-Continent region also included the Denver Refinery for periods prior to its disposition on May 31, 2005.

(7)          The information presented for the nine months ended September 30, 2004 includes the operations of the Aruba Refinery and certain related businesses commencing on March 5, 2004, the date of Valero’s acquisition of these facilities from El Paso Corporation. Throughput volumes for the Gulf Coast region for the nine months ended September 30, 2004 are based on a 274-day period, which results in 170 Mbbls per day being included for Aruba.  Throughput volumes for Aruba for the 210 days of its operations during the nine-month period averaged 222 Mbbls per day.

(8)          Throughput volumes for the Gulf Coast, Mid-Continent and Northeast regions for the three months ended September 30, 2005 include 66, 100 and 66 Mbbls per day, respectively, and for the nine months ended September 30, 2005, include 22, 34 and 22 Mbbls per day, respectively, related to the operations of the refineries acquired from Premcor Inc. commencing on September 1, 2005. Throughput volumes for those acquired refineries for the 30 days of their operations subsequent to the acquisition date of September 1, 2005 were 203, 306 and 203 Mbbls per day, respectively, for the Gulf Coast, Mid-Continent and Northeast regions.

(9)          The information presented for the Mid-Continent region includes the operations of the Denver Refinery through May 31, 2005, the date of Valero’s sale of this facility to Suncor Energy Inc.  Throughput volumes for the Mid-Continent region include 0, 38, 21 and 37 Mbbls per day, respectively, related to the Denver Refinery for the three months ended September 30, 2005 and 2004 and the nine months ended September 30, 2005 and 2004.

(10)    The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.